Exhibit 10.27

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of the date of last execution hereof by both parties ("Effective Date"), by and between COOK REGENTEC, LLC, an Indiana limited liability company ("Landlord"), and SEXTON BIOTECHNOLOGIES, INC., a Delaware corporation ("Tenant").

RECITALS:

A.    Landlord and Tenant entered into a certain Lease dated as of October 1, 2019 ("Existing Lease"), whereby Landlord leased to Tenant certain premises ("Existing Premises") as more particularly described in the Lease within a building (the "Building") located at 1102 Indiana Avenue, Indianapolis, Indiana 46202.

B.    Landlord and Tenant desire to amend certain provisions of the Lease to remove certain rooms from the Premises, add additional rooms to the Premises, provide for an option to extend the Term, and to make certain other amendments to the provisions of the Lease as hereinafter provided, subject to and upon the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties agree to the foregoing and in consideration of the mutual promises herein, agree to amend the Lease as follows, as of the Effective Date unless otherwise noted.

1.

Each initially capitalized word or term used as a defined term in this Amendment but not otherwise defined herein shall have the same meaning as is ascribed to such initially capitalized word or term in the Existing Lease. From and after the date of this Amendment the term “Lease” shall be deemed to mean and refer to, collectively, the Existing Lease as amended by this Amendment. The Recitals described above are hereby incorporated into this Amendment by this reference as if fully set forth herein.

2.

Tenant hereby acknowledges, confirms and agrees that (a) Landlord has performed all of Landlord's obligations under the Lease through the date of Tenant's execution hereof and is not in default of any term or condition of the Lease and that Tenant has no rights or offsets against Landlord, and (b) Tenant is not in default under any of the terms or conditions of the Lease as of the date of Tenant's execution hereof.

3.	As of the Effective Date of this Amendment, Landlord and Tenant hereby agree that:

(a)

Rooms 136, 137, and 141 located in the Building shall be surrendered by Tenant (the portion of the Premises that is being surrendered by Tenant is hereinafter referred to as the “Surrendered Space”). Tenant shall surrender full and complete possession of the Surrendered Space to Landlord on or before the Effective Date, and Tenant shall remain responsible for all obligations or liabilities of Tenant under the Lease with respect to the Surrendered Space as provided for the Premises until Tenant surrenders full and complete possession of the Surrendered Space to Landlord. Tenant shall surrender full and complete possession of the Surrendered Space to Landlord vacant, broom-clean, in good order and condition, and otherwise in accordance with the requirements of Section 2.03 of the Lease, and thereafter the Surrendered Space shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Tenant. If Tenant does not vacate the Surrendered Space on or before the Effective Date in accordance with the requirements of Section 2.03 of the Lease, then Tenant shall be in default of the Lease, Landlord shall have all remedies with respect to the Surrendered Space as provided for the Premises in Section 2.03 of the Lease for a tenancy at sufferance, and Tenant shall be liable to Landlord for all damages occasioned by such holding over in the Surrendered Space, including, without limitation, all consequential, direct and indirect damages and losses sustained by Landlord. Tenant acknowledges and agrees that nothing in this section is intended to limit any other remedies available to Landlord at law or in equity for a default of this section. Tenant’s vacating of the Surrendered Space shall be at Tenant’s sole cost and expense.

(b)

The Existing Premises are hereby expanded to include rooms 103, 107, 108, 109, 110, 111, 112, and 113 located in the Building, as more particularly shown on Exhibit A attached hereto and made a part hereof (the "Expansion Premises", the Existing Premises, as reduced by the Surrendered Space and increased by the Expansion Premises is referred to as the “Premises”). As of the Effective Date, “Exhibit A” of the Lease is hereby deleted in its entirety and replaced with Exhibit A, attached hereto and made a part hereof.

4.

The Term for the Expansion Premises shall be conterminous with the Term for the Existing Premises. All terms and conditions of the Existing Lease will apply to the Expansion Premises, except as otherwise described in this Amendment.

5.	As of the Effective Date, the Monthly Rental Installments are hereby amended to be $13,485.00 per month.

6.	As of the Effective Date, Tenant’s utility payments pursuant to Article 5 of the Lease are hereby amended to be $13,198.00 per month.

7.

As of the Effective Date, Section 6.01 of the Lease is hereby amended to add the following: “For purposes of clarification related to Landlord’s maintenance, repair and replacement obligations, Landlord is only responsible for structural and mechanical (including HVAC) maintenance and repair with respect to the Premises; Tenant is responsible for all other maintenance and repair of the Premises, including but not limited to, routine cleaning, routine maintenance and/or repair of damage caused by typical day-to-day wear-and-tear, maintenance of the interior walls and the interior surfaces of exterior walls (including painting and other treatment thereof), store fronts, all plate glass, windows, doors, door closure devices, window and door frames, molding, locks and hardware, floors, floor coverings and ceiling, light bulbs, tubes and tube casings, non structural or mechanical HVAC maintenance and repair issues, and fixtures within or serving the Premises and all areas, improvements and systems exclusively serving the Premises, in each case, in good operating order and condition and in accordance with all applicable laws and the equipment manufacturer's suggested service programs.”

8.	As of the Effective Date, the second sentence of Section 6.02 of the Lease is hereby deleted in its entirety and replaced with the following:

“In addition, Tenant shall provide, validate, qualify, maintain, replace, repair and certify the HEPA filters in the clean rooms for the Leased Premises (including and related mechanical repairs and maintenance).”

9.

Tenant is in possession of the Existing Premises pursuant to the Lease and hereby acknowledges that, except to the extent otherwise expressly provided in the Lease, Tenant is occupying and will occupy the Existing Premises and the Expansion Premises in an "as- is" condition, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability and including that Landlord does not make any representations regarding the EMPQ process), further acknowledges that Landlord shall not have any obligation to (i) alter, remodel, improve, repair, or decorate the Existing Premises or Expansion Premises or any part thereof, or (ii) provide any allowance to Tenant for any alteration, remodeling, improvement, repairing or decorating thereof. Landlord has provided Tenant with the operational history of the Expansion Premises. Tenant acknowledges it has reviewed the “Clean Room Viability” report dated February 8, 2019, 11:30 AM, and understands that they are taking possession of the Expansion Premises, including the clean rooms, in its current, “as-is” state.

10.

In the event that Tenant desires to make changes or alterations to the Expansion Premises, Tenant shall provide to Landlord for its approval plans and specifications for the Expansion Premises (the “Plans”). Landlord shall notify Tenant of whether it approves of the Plans within ten (10) business days after Tenant’s submission thereof. If Landlord disapproves of such Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such Plans in accordance with Landlord's objections and submit the revised Plans to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Plans within five (5) business days after its receipt thereof. This process shall be repeated until the Plans have been finally approved by Landlord (the “Approved Plans”).

11.

As used herein, the “Work” means all improvements to be constructed, at Tenant’s sole cost and expense, in accordance with and as indicated on Approved Plans, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Plans. The Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good, workmanlike, and expeditious manner, free of defects, shall conform strictly with the Approved Plans, and shall be performed in such a manner and at such times as not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. Landlord or its agent may inspect and/or manage the Work and coordinate the relationship between the Work and the Building's systems. Any third-party fees incurred by Landlord in conjunction with its construction management/supervision/coordination shall be paid by Tenant.

12.	As of the Effective Date, the last sentence of the first paragraph of the “Clean Room / Lab HEPA Filters” section of Exhibit D of the Lease is deleted in its entirety and replaced with the following:

“Tenant is responsible, at its sole cost and expense, for all maintenance, repair and replacement of HEPA filters in the Premises.”

13.

Notwithstanding any provision in the Lease to the contrary, Tenant shall have one (1) option to extend the Term for an additional twelve (12) months (the “Renewal Option”), provided that (a) no event of Default has occurred and remains uncured at the time of the exercise of the Renewal Option, and (b) Tenant gives written notice of its exercise of the Renewal Option at least three hundred sixty five (365) days prior to the expiration of the initial Term. All terms and conditions of the Lease shall apply to the Renewal Option, if exercised.

14.

Each party represents and warrants to the other party that, insofar as it knows, no broker or other person, including the Brokers, is entitled to any commission or fee in connection with the transactions contemplated by this Amendment. Each party shall indemnify and hold harmless the other party against any loss, liability, damage or claim incurred by reason of any commission or fee alleged to be payable to anyone because of any act, omission or statement of the indemnifying party. Such indemnity obligation shall be deemed to include payment of reasonable attorneys' fees and court costs incurred in defending any such claim and shall survive the cancellation, termination or expiration of the Term of the Lease.

15.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Indiana. The parties hereby agree that the exclusive jurisdiction and venue for any action arising out of, involving or in any way related to this Amendment or the Lease shall be the Indiana Commercial Court located in Marion County, Indiana or, if the Commercial Court does not exist, in a state court located in Marion County, Indiana or a Federal Court located in the Southern District of Indiana. If any provision of this Amendment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Amendment and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings, and titles contained in this Amendment are solely for convenience of reference and shall not affect its interpretation. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted.

All prior representations, undertakings, and agreements by or between the parties with respect to the subject matter of this Amendment are merged into, and expressed in, this Amendment, and any and all prior representations, undertakings, and agreements by and between such parties with respect thereto hereby are canceled.

16.	This Amendment may be executed in separate counterparts, each of which when executed shall be an original, but all of which together shall constitute a single instrument.

17.

This Amendment shall have no binding force or effect on either party unless and until each of the parties shall have executed this Amendment and submitted fully-executed counterparts hereof, bearing their respective signatures, to one another.

18.

Except as otherwise modified or amended by this Amendment, the Lease is ratified and confirmed and shall remain in full force and effect. In the event of a conflict between the terms hereof and the terms of the Lease, the terms hereof shall control.

19.	Landlord and Tenant hereby represent and warrant to one another that this Amendment is being executed by their duly authorized representatives.

[Signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date,

“Landlord:”

Cook Regentec, LLC

By: /s/Robert I. Lyles________________________

Robert I. Lyles, President

“Tenant:”

Sexton Biotechnologies, Inc.

By: /s/ Sean Werner

Sean Werner, President

Exhibit A

Updated Site Plan of Leased Premises

[to be attached]